Exhibit 32.2

Written Statement of Acting Chief Accounting Officer of Partners Trust Bank (Chief Financial Officer Equivalent of Plan)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Acting Chief Accounting Officer of Partners Trust Bank (Chief Financial Officer Equivalent of the Partners Trust Bank Incentive Savings Plan (the "Plan")), hereby certifies that to her knowledge on the date hereof:

(a) the Form 11-K of the Plan for the Fiscal Year ended December 31, 2005, filed on the date hereof with the Securities and Exchange Commission (the "Report"), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ Amie Estrella

Amie Estrella

Acting Chief Accounting Officer of Partners Trust Bank

Date: June 28, 2006

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Partners Trust Bank Incentive Savings Plan and will be retained by the Partners Trust Bank Incentive Savings Plan and furnished to the Securities and Exchange Commission or its staff upon request.